SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act
                                    of 1934

Filed  by  the  Registrant  [x]
Filed  by  a  Party  other  than  the  Registrant  [    ]

Check  the  appropriate  box:
[    ]  Preliminary  Proxy  Statement
[    ]  Confidential, for the Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
[ X  ]  Definitive  Proxy  Statement
[    ]  Definitive  Additional  Materials
[    ]  Soliciting  Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                                   NBI, Inc.
                                   ---------
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[ x  ]   No  fee  required
[    ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

   (1)   Title  of each class of securities to which transaction applies:


   (2)   Aggregate  number  of  securities  to which transaction applies:


   (3) Per unit price or other underlying value of transaction computed pursuant to Exchanged Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


   (4)  Proposed  maximum  aggregate  value  of  transaction:


   (5)  Total  fee  paid:

[    ]  Fee  paid  previously  with  preliminary  materials.

[ ] Check box if any part of fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

   (1)    Amount  previously  paid:


   (2)    Form,  schedule  or  registration  statement  number:


   (3)    Filing  party:


  (4)     Date  filed:

                                   NBI, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD OCTOBER 14, 1998


     The Annual Meeting of Stockholders of NBI, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, October 14, 1998, at 4:30 p.m., Eastern Time, at the Belle Vernon Holiday Inn, I-70 and Highway 51, Belle Vernon, Pennsylvania, for the following purposes:

   1.  To  elect  two  directors  to  the  Company's Board of Directors.
   2. To consider and approve a proposal to amend the Certificate of Incorporation to authorize the Board of Directors to issue up to five (5) million shares of preferred stock, par value of $.01 per share, in one or more series having such rights, preferences and privileges as the Board of Directors shall determine in its discretion.
   3. To consider and approve alternative proposals to amend the Certificate of Incorporation to effect a one for two and one-half, one for three, or one for four reverse stock split of the outstanding shares of common stock, $.01 par value per share, of the Company.
   4. To consider and approve a proposal to amend the Certificate of Incorporation to eliminate Article Eleventh, which contains certain restrictions on transfers of the Company's stock.
   5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     All stockholders are cordially invited to attend the meeting, although only stockholders of record at the close of business on August 17, 1998, will be entitled to notice of and to vote at the meeting. The minutes of the last Annual Stockholders' Meeting and the stockholders' list of their share eligibility to vote at the 1998 Annual Meeting will be open to inspection by the stockholders at the Company's principal office, 1880 Industrial Circle, Suite F, Longmont, Colorado 80501, for a period of ten (10) days prior to the annual meeting.

     Shares can only be voted at the meeting if the holder is present or represented by proxy. If you do not expect to attend the meeting, you are urged to date and sign the enclosed proxy and return it in the accompanying envelope promptly so that your shares may be voted in accordance with your wishes and the presence of a quorum may be assured. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person in the event you attend the meeting.


 By  Order  of  the  Board  of  Directors


                                        Marjorie  A.  Cogan
                                        Secretary

Longmont,  Colorado
September  16,  1998

                                   YOUR PROXY

PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE. SHOULD YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE GIVEN A PROXY. THE PROMPT RETURN OF YOUR PROXY WILL BE OF GREAT HELP IN PREPARATION FOR THE MEETING.

                                   NBI, INC.
                        1880 INDUSTRIAL CIRCLE, SUITE F
                           LONGMONT, COLORADO  80501



                                PROXY STATEMENT



SOLICITATION,  EXERCISE  AND  REVOCABILITY  OF  PROXY

     The enclosed proxy is solicited by the Board of Directors of NBI, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Wednesday, October 14, 1998, or at any adjournment or postponement thereof. The meeting will be held at 4:30 p.m., Eastern Time, at the Belle Vernon Holiday Inn, I-70 and Highway 51, Belle Vernon, Pennsylvania. It is anticipated that this proxy statement and the accompanying form of proxy will first be mailed to the stockholders of the Company on or about September 16, 1998. The Company's principal executive offices are located at 1880 Industrial Circle, Suite F, Longmont, Colorado 80501, and its telephone number at those offices is (303) 684-2700.

     A proxy is revocable at any time, before it is voted, by written notice to the Company, grant of a subsequent proxy, or voting at the meeting in person. Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not properly revoked before they are voted) will be voted for the election of the two nominees to the Board of Directors named elsewhere herein, for approval of the amendments to the Company's Certificate of Incorporation authorizing the issuance of up to five (5) million shares of preferred stock, authorizing the Board of Directors to declare a reverse split of either one for two and one-half, one for three, or one for four of the Company's outstanding shares of its common stock, $.01 par value per share, authorizing the elimination of Article Eleventh, which contains certain restrictions on transfers of the Company's stock, and to transact such other business as may come before the meeting. In the event a stockholder specifies a different choice on his proxy, his shares will be voted in accordance with the specifications so made. Abstentions and broker non-votes are counted toward a quorum. Abstentions are counted in the tabulations of the votes cast, but broker non-votes on any proposal are not considered to be represented at the meeting, as to such proposal, and, therefore, are not counted for purposes of determining whether a proposal has been approved.


COST  OF  SOLICITATION

 The  cost  of  soliciting  proxies  will  be  borne  by  the  Company.

VOTING

     Only stockholders of record at the close of business on August 17, 1998, will be entitled to vote at the meeting. On that date there were 8,088,320 shares of the Company's common stock issued and outstanding, entitled to one vote per share. Stockholders are not entitled to cumulate their votes in the election of directors, which means that the holders of more than half the shares voting for the election of directors can elect all the directors if they choose to do so. On all matters, unless otherwise noted, a favorable vote consists of a simple majority of the votes represented at a meeting at which a quorum is present. The Company believes that as of August 17, 1998, the approximate number of stockholders of record of its common stock was
1,260.    This  includes  shares  held  in  nominee  or  "street"  accounts.

     The Board of Directors knows of only four stockholders owning more than five percent of the outstanding voting securities of the Company: (i) Jay H. Lustig, the Chairman of the Board and Chief Executive Officer of the Company,
(ii) Hakatak Enterprises, Inc., (iii) Harry J. and Patricia S. Brown, and (iv) Transamerica Occidental Life Insurance Company. See "Beneficial Ownership of Common Stock."

                             ELECTION OF DIRECTORS

     At the time of the annual meeting, the Board of Directors will consist of two incumbent members who are seeking to be elected at the meeting to hold office until the next meeting of stockholders and until their successors are elected and qualified. Although the Bylaws specify that the Board of Directors shall consist of three directors, there is one vacancy on the Board, and it is not presently contemplated that such vacancy will be filled.


INFORMATION  CONCERNING  DIRECTORS

     Jay H. Lustig and Martin J. Noonan, both incumbent directors, have been nominated by the Board of Directors for election. Both nominees have informed the Company that they are willing to serve, if elected, and management has no reason to believe that either nominee will be unavailable. In the event a nominee for director should become unavailable for election, the persons named in the proxy will vote for the election of any other person who may be recommended and nominated by the Board for the office of director.
Information  regarding  nominees  and  directors  is  set  forth  below.

NOMINEES  FOR  ELECTION  AS  DIRECTORS

Name                 Age       Principal Occupation            Director Since

Jay  H.  Lustig      43        President, J.H.L. Holdings
                                and Equibond,  Inc.            February  1992
Martin  J.  Noonan   46        Managing Director of NBI, Inc.  April  1994


     JAY  H.  LUSTIG  has  been  Chairman of the Board since February 1992 and
Chief Executive Officer since October 1993, although he began acting in the capacity of Chief Executive Officer in September 1992. Mr. Lustig has also been President of J.H.L. Holdings, Inc., an investment management firm, since
1989, and President of Equibond, Inc., a securities broker-dealer and member of the National Association of Securities Dealers, Inc., since 1995. In addition, he is Chairman of the Board of National Bancshares Corporation of Texas, a four-bank holding company currently headquartered in Laredo, Texas.

     MARTIN  J.  NOONAN,  Director, has been with the Company for twelve years and  has  been  Managing  Director  of  NBI,  Inc.  since  June  1993 with the responsibility  for managing the day-to-day activities within the Company.  He has  also  been  Interim  President  of L.E. Smith Glass Company since October
1997.    In  addition,  he  was  General  Manager  of  the systems integration operation from June 1992 to June 1994 and Director of Marketing from September
1986  to  June  1992.


COMMITTEES,  ATTENDANCE,  NOMINATIONS

     The  Company  has standing audit, compensation and nominating committees, each of which consists of Mr. Lustig and Mr. Noonan.  The nominating committee is  responsible  for the nomination of persons whose names shall appear on the ballot  for  election of directors.  The audit committee recommends engagement of  the Company's independent accountants, approves services performed by such accountants,  and  reviews  and  evaluates  the Company's accounting system of
internal  controls.    The  compensation committee approves salaries and other
compensation arrangements for the officers of the Company; however, Mr. Lustig does  not  vote on matters relating to his compensation.  These committees did not  meet  during  fiscal  year  1998; however, these issues were discussed at regular  board  meetings.

     The Company's Board of Directors met three times during fiscal year 1998.
Both directors participated by personally or telephonically attending, during fiscal year 1998, all Board of Directors meetings.


EXECUTIVE  OFFICERS

     JAY H. LUSTIG is the Chairman of the Board and Chief Executive Officer of
the  Company  (the  "Named Officer").  He has been on the Board since February
1992.    Mr.  Lustig  has performed the functions of a chief executive officer since  September  25,  1992,  but  only  assumed  the title of Chief Executive
Officer  on  October  1,  1993, the effective date of his employment agreement
with  the  Company.    Prior  to  October  1,  1993,  Mr.  Lustig  received no
compensation  for  performing  the  functions  of the chief executive officer.

     MARTIN  J. NOONAN has been with the Company for twelve years and has been
Managing  Director  of  NBI,  Inc. since June 1993 with the responsibility for managing  the  day-to-day  activities  within  the  Company.  He has also been
Interim  President  of  L.E.  Smith  Glass  Company  since  October  1997.  In addition,  he  was  General  Manager of the systems integration operation from
June  1992 to June 1994, and Director of Marketing from September 1986 to June
1992.    He  has  been  on  the  Board  of  Directors  since  April  1994.

     MARJORIE  A.  COGAN has been Chief Financial Officer of the Company since
October  1997,  with  responsibility  for  managing the accounting and finance functions  of  the  Company.  She has also been Secretary of the Company since
May  1993 and was previously Corporate Controller of the Company from May 1993
until  October  1997.    Prior to joining NBI, Ms. Cogan was an auditor with a
Denver-based  CPA  firm  for  four  years.    Ms.  Cogan  graduated from Regis
University summa cum laude with a bachelor's degree in accounting and business
administration.    Ms.  Cogan  obtained  her  CPA  license  in  1983.

     MORRIS  D. WEISS has been Senior Vice President and General Counsel since
April 1997 with responsibilities for overseeing and managing the legal affairs
of  the  Company.   Prior to joining the Company, Mr. Weiss was a partner with the  law  firm  of  Weil,  Gotshal & Manges, LLP from January 1994 until April
1997, and had been an associate at such firm since October 1985.  In addition,
Mr.  Weiss  has  been  General Counsel of Equibond, Inc. since April 1997, and
Senior  Vice  President and General Counsel of National Bancshares Corporation
of  Texas  since  April  1997.

     The Company has no other executive officers as defined under the Securities Exchange Act of 1934.

 EXECUTIVE  COMPENSATION

     Set  forth  below  is information regarding the compensation of the Named
Officer.   The Company has no executive officers whose total annual salary and bonus  exceeded  $100,000.

     The summary compensation table set forth below contains information regarding the compensation of the Named Officer for services rendered in all capacities during fiscal years 1998, 1997 and 1996.





                                         SUMMARY COMPENSATION TABLE

                                       Annual Compensation

                                                                  Other
Name and             Fiscal                                       Annual
Principal Position    Year          Salary        Bonus           Compen-
                                     ($)           ($)            sation ($)

Jay H. Lustig,           1998      $ 60,000          --           $ 6,475(1)
Chief Executive          1997      $ 60,000     $ 22,000               --
Officer                  1996      $ 60,000           --               --



                                      Long-term Compensation
                                    Restricted
                                     Stock             Securities    All Other
Name and                Fiscal        Awards(s)         Underlying    Compensa-
Principal Position      Year            ($)             Options (#)    tion ($)

Jay H. Lustig,          1998             --              400,000(2)        --
Chief Executive         1997             --                   --           --
Officer                 1996             --                   --           --


 (1)   Value  of  personal  use  of  company  vehicle.


 (2)   This amount represents options extended on January 13, 1998 to October 1, 2003, with no change in the  exercise  price or other terms of the options.  These options were originally granted under the terms of  his  employment  agreement,  and  were  scheduled  to  expire  on  October  1,  1998.



                       OPTION GRANTS IN LAST FISCAL YEAR

     No options were granted to the Named Officer during the fiscal year ended June 30, 1998.

     The following table shows that the Named Officer did exercise stock options for 25,000 shares of common stock during the fiscal year ended June 30, 1998 and states the number of shares covered by both exercisable and non-exercisable stock options as of June 30, 1998. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of Common Stock.




                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                                                      Number of Securities
                    Shares                            Underlying Unexercised
                   Acquired on       Value           Options at FY-End (#)
Name                Exercise (#)     Realized ($)  Exercisable/Unexercisable

Jay H. Lustig        25,000            $10,156        400,000 (2)       0




                           Value of Unexercsed In-the-
                          Money Options at FY-End
Name                     ($) Exercisable/Unexercisable
                                      (1)

Jay H. Lustig               $79,500           $0


 (1) Based on the closing stock price as of June 30, 1998 of the underlying shares of common stock of $.96875 per share, less the per share exercise price of $.77.

 (2) Includes 400,000 shares underlying options issued during fiscal 1994 in conjunction with the Named Officer's employment agreement. During fiscal 1998, the expiration date of these options was extended to October 1, 2003.


 DIRECTOR  COMPENSATION

     Directors who are not employees of the Company receive a fee of $1,000 per regular meeting, $500 per telephonic meeting, $500 per committee meeting (except when attended in conjunction with a Board meeting) and reimbursement of expenses incurred in attending meetings. No directors' fees were incurred during fiscal 1998, as all directors were also employees of the Company.

EMPLOYMENT  AND  SEVERANCE  AGREEMENTS

     The Company entered into an employment agreement effective October 1, 1993, with Jay H. Lustig (the "CEO Agreement"). Pursuant to the terms of the CEO Agreement, Mr. Lustig became an employee and Chief Executive Officer of the Company as of October 1, 1993. Under the terms of this agreement, the Company pays Mr. Lustig an annual salary of $60,000.

     Mr. Lustig's position as CEO of the Company is a part-time position to which he is required to dedicate no less than one-third of normal executive business hours. In addition to Mr. Lustig's salary, the CEO Agreement provides that the Company will pay Mr. Lustig an annual bonus of 10% of the Company's pre-tax profits, if any, derived from all sources, but only to the extent such 10% figure exceeds Mr. Lustig's base salary. Mr. Lustig remains eligible for such bonus for twelve months after his termination from the position of CEO. The Company has accrued, but not paid a $22,000 bonus for fiscal year 1997, under the terms of this agreement. No other amounts have been paid or accrued under the terms of this agreement, since its inception.

     In addition to the salary and bonus described above, the CEO Agreement required that Mr. Lustig be granted a non-qualified stock option to purchase 400,000 shares of the Company's common stock at an exercise price of $.77 per share. Such price was approximately 400% of certain historic trading levels of the Company's common stock. This option was effective as of October 1, 1993, was fully vested as of October 1, 1997 and is still outstanding. On January 13, 1998, the Company extended the expiration date of these options to October 1, 2003.

     The CEO Agreement runs for one year terms which automatically renew on July 1, unless terminated in writing by a majority of the Board of Directors prior to such renewal date. As there was no action to terminate the CEO Agreement, it automatically renewed for an additional one year term on July 1, 1998.

     Effective April 7, 1997, the Company entered into a consulting agreement with Morris D. Weiss. The agreement is for an initial term of three years and automatically renews for successive one year periods unless one of the parties elects not to extend the agreement. The agreement provides for Mr. Weiss to be paid an annual consulting fee of $75,000 and requires the Company to grant Mr. Weiss a stock option on terms similar to those available to other senior executives. During fiscal year 1998, Mr. Weiss was granted an option to acquire 100,500 shares of common stock.

 BENEFICIAL  OWNERSHIP  OF  COMMON  STOCK

     The following table sets forth certain information regarding the beneficial ownership of the Company's common stock, as of July 31, 1998 by (i) persons, including groups, known to the Company to own beneficially more than five percent (5%) of the outstanding common stock of the Company, (ii) each director and nominee for director, (iii) each Named Officer and (iv) all executive officers and directors as a group. A person is deemed to be a beneficial owner of common stock that can be acquired by such person within 60 days from July 31, 1998, upon the exercise of warrants or options.



                                     Amount  and
                                      Nature  of          Total  as
          Name  and  Address  of      Beneficial           Percent
          Beneficial  Owner           Ownership           of  Class
          -----------------           ---------           ---------

Jay H. Lustig                        1,874,565 (1)           19.89%
P.O. Box 505
Belle Vernon, PA  15012

Martin J. Noonan                       100,500 (2)            1.23%
1880 Industrial Circle, Suite F
Longmont, CO  80501

Hakatak Enterprises, Inc.              928,645               11.48%
PO Box 1623
Pacific Palisades, CA  90272

Harry J. and Patricia S. Brown       1,041,000               12.87%
16079 Mesquite Circle
Fountain Valley, CA  92708

Tranamerica Occidental Life
  Insurance Co.                        445,029                5.50%
1150 Olive Street
Los Angeles, CA  90015

All Executive Officers and Directors
  as a Group (4 persons)             2,090,765 (3)           21.72%


(1) Includes 400,000 shares issuable upon exercise of options and 935,000 shares issuable upon exercise of warrants. Also includes 324,565 shares owned by an investment partnership in which he has an ownership interest and as to which he has sole voting and investment power.

(2)  Consists  of  100,500  shares  issuable  upon  exercise  of  options.

(3) Includes 601,000 shares issuable upon exercise of options and 935,000 shares issuable upon exercise of warrants.



            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires the Company's officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes all forms required by Section 16(a) during the fiscal year ended June 30, 1998 were timely filed.


                           RELATED PARTY TRANSACTIONS

     In February 1995, the Company entered into an agreement to acquire 80% of the outstanding stock of Krazy Colors, Inc., a small children's paint manufacturing company, effective as of January 1, 1995. Prior to this agreement the Company's Chief Executive Officer (CEO), Jay H. Lustig, owned 55% of the outstanding stock of the manufacturer. Under the purchase agreement, the Company paid $288,000 in cash for the stock, including $158,000 paid to NBI's CEO. In addition, the sellers are eligible to receive continuing annual royalty payments equal to a specified percentage of annual gross margin. Royalties are calculated based upon gross margin in excess of $150,000 in any calendar year and will be earned at the rate of twenty percent when the gross margin is greater than $150,000 and less than or equal to $300,000, twenty-five percent when the gross margin is greater than $300,000 and less than or equal to $450,000, and thirty percent when the gross margin is greater than $450,000. NBI's CEO will receive 55% of any such royalty payments. The Company has the right to buy out the royalty interest after five years, at a price equal to the higher of five times the average annual royalties paid for the preceding five years or 3.6 times the highest annual royalty payment for any of the preceding five years. No royalties were incurred by the Company during the fiscal years ended June 30, 1998 and 1997. In conjunction with the purchase agreement, the sellers were issued warrants to purchase a total of 1.7 million shares of NBI's common stock, including warrants to purchase 935,000 shares issued to the Company's CEO, at a price of $.89 per share. These warrants are exercisable through December 31, 2002.

     During fiscal 1998 and 1997, the Company utilized Equibond, Inc., a securities broker-dealer, which is 100% owned by its CEO, to execute certain transactions on its behalf. However, NBI uses another unrelated company to act as custodian and clearing firm for its investment assets. Gross revenues earned by Equibond related to investment transactions by NBI in fiscal 1998 and 1997, totaled $1,000 and $90,000, respectively, on purchase and sale transactions totaling $1,250,000 and $47,968,000, respectively, before fees.

     During fiscal 1998, the Company borrowed $100,000 from its CEO for working capital needs. The borrowings are subject to the terms of a revolving line of credit which provides for interest to be paid at the rate of ten percent per annum. The entire principal amount outstanding is due and payable in full on December 31, 1998. On September 1, 1998, the due date of the note was extended to December 31, 1999.

     The Company believes that these transactions were in its best interests, were on terms no less favorable to the Company than could be obtained from unaffiliated third parties and were in connection with bona fide business purposes of the Company. As a matter of policy, any future transactions between the Company and any of its executive officers, directors or principal stockholders will be subject to these same standards and will be approved by a majority of the disinterested members of the Board of Directors.

                              PROPOSALS FOR VOTING

PROPOSAL  1:    ELECTION  OF  DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RE-ELECTION OF THE TWO INCUMBENT DIRECTORS AS DISCUSSED UNDER "ELECTION OF DIRECTORS."


PROPOSAL  2:    AUTHORIZATION  OF  PREFERRED  STOCK

     The Board has approved an amendment to the Company's Certificate of Incorporation authorizing the issuance of up to five (5) million shares of preferred stock, $.01 par value per share. The authorization of the issuance of preferred stock will give the Board increased flexibility for raising additional capital for the Company for its corporate purposes. The proposed amendment would authorize the Board of Directors to issue preferred stock at any time and from time to time in its sole discretion, without additional stockholder approval. Preferred stock may be issued in one or more series, having such rights, preferences and privileges as the Board shall determine. Under the terms of the amendment, the Board will have the authority to issue shares of preferred stock having rights, including liquidation preferences, dividend rights, and other rights, which are senior to those of the holders of the Company's common stock. In addition, shares of preferred stock may have conversion privileges, redemption rights and other rights.

     If the amendment is approved, the Board intends to authorize the Company to offer up to 1 million shares of non-voting preferred stock to (a) raise additional funds for payment of an installment due on December 31, 1998, on the Company's outstanding debt to the Internal Revenue Service ("IRS"), (b) for certain development costs in connection with the Company's planned real estate development projects, and (c) for additional working capital needs. There can be no assurance that the Company will be successful in raising proceeds from the proposed offering of preferred stock sufficient to pay amounts due on the IRS debt or at all.

VOTE  REQUIRED  FOR  APPROVAL

     The affirmative vote of holders of at least the majority of the outstanding shares of Common Stock is required in order to approve this
Proposal  2.    Therefore,  failure  to vote has the same effect as a negative vote. Accordingly, if stockholders are in favor of this Proposal 2 and do not vote their shares in favor of this Proposal 2, either in person or by proxy, such stockholders will have effectively voted against the Proposal. If approved, this Proposal 2 will be effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of Delaware, which is expected to follow shortly after the approval, if at all, of this Proposal 2.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AUTHORIZATION OF PREFERRED STOCK.


PROPOSAL  3:    REVERSE  STOCK  SPLITS

     The Board has approved each of the alternative proposals to effect a one for two and one-half, one for three, or one for four reverse stock split of the outstanding Common Stock (individually, a "Reverse Stock Split" and collectively, "the Reverse Stock Splits"). At the Meeting, stockholders will consider and vote on the Reverse Stock Splits. The intent of the Reverse Stock Splits is to permit the Company's per share stock price to reach a level sufficient to permit the Company to qualify for listing on a national securities exchange at such time as the Company meets all of the other quantitative and qualitative qualifications for listing on such an exchange. Such a listing should increase the liquidity and marketability of the Company's Common Stock. The Company does not currently qualify for listing on any national exchange with respect to several of the requirements for listing, but hopes that its financial performance may improve sufficiently over the next year such that it will become qualified for listing. There can be no assurance that the Company will qualify for listing, or that the Company will become listed on a national exchange, either within the next year or at all.

     If the Reverse Stock Splits are approved by the stockholders of the Company at the Meeting, a Reverse Stock Split will be effected only upon a determination by the Board of Directors that it will increase the ability of the Company to become listed on a national securities exchange. In connection with any determination by the Board of Directors to such effect, the Board will also select, in its discretion, one of the Reverse Stock Splits based on its determination of which of them will result in the greatest likelihood of qualification for such listing. The remaining alternative Reverse Stock Splits would be abandoned by the Board pursuant to Section 242(c) of the Delaware General Corporation Law ("DGCL") without further action by the stockholders of the Company.

     No certificates or scrip representing fractional shares will be issued, and each holder of a fractional share interest in the Company who surrenders certificates representing a fractional share interest shall be entitled to receive a cash payment in lieu thereof determined by multiplying the fractional interest by the average closing price of one pre-split share for the five trading days immediately preceding the effective date of the Reverse Stock Split.

     Stockholders may approve or reject the Reverse Stock Splits in whole but not in part. If approved by the stockholders of the Company, a Reverse Stock Split would become effective on any date (the "Effective Date") selected by the Board of Directors on or prior to the Company's next annual meeting of stockholders. If no Reverse Stock Split is effected by such date, the Board of Directors will take action to abandon all of the Reverse Stock Splits pursuant to Section 242(c) of the DGCL.

PURPOSES  AND  EFFECTS  OF  THE  REVERSE  STOCK  SPLITS

     Consummation of a Reverse Stock Split will not alter the number of authorized shares of Common Stock, which will remain 20,000,000 shares. Proportionate voting rights and other rights of stockholders will not be altered by any Reverse Stock Split. Consummation of a Reverse Stock Split will have no material federal tax consequences to stockholders.

     As of the Record Date, the Company had outstanding 8,088,320 shares of Common Stock. The Company's Common Stock is currently traded in the over-the-counter market. On August 18, 1998, the closing bid and asked prices of the Common Stock were $.78125 and $.9375, respectively.

     The Board believes that a decrease in the number of shares in Common Stock outstanding without any material alteration of the proportionate economic interest in the Company represented by individual shareholdings may increase the trading price of such shares to a price more appropriate for an exchange-listed security, although no assurance can be given that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from any Reverse Stock Split.

     Additionally, the Board believes that the current per share price of the Common Stock may limit the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in
lower-priced  stocks.    Some  of  those  policies  and  practices  involve
time-consuming procedures that make the handling of lower priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher priced issue. Any reduction in brokerage commissions resulting from a Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by such Reverse Stock Split.

     The par value of the Common Stock will remain at $.01 per share following any Reverse Stock Split, and the number of shares of Common Stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding Common Stock will be reduced, while the aggregate capital in excess of par value  attributable  to  the  outstanding  Common  Stock  for  statutory  and
accounting  purposes  will  be  correspondingly  increased.    The resolutions
approving the Reverse Stock Splits provide that this increase in capital in excess of par value will be treated as capital for statutory purposes. However, under Delaware law, the Board of Directors of the Company will have the authority, subject to various limitations, to transfer some or all of such increased capital in excess of par value from capital to surplus, which additional surplus could be distributed to stockholders as dividends or used by the Company to repurchase outstanding stock. The Company currently has no plans to use any surplus so created to pay any such dividend or to repurchase stock.

     The Reverse Stock Splits would have the following effects upon the number of shares of Common Stock outstanding (8,088,320 shares as of the Record Date) and the number of authorized and unissued shares of Common Stock (assuming that no additional shares of Common Stock are issued by the Company after the Record Date):


       REVERSE
        STOCK               COMMON  STOCK          AUTHORIZED  AND
         SPLIT              OUTSTANDING          UNISSUED  COMMON  STOCK
       --------          ---------------          -----------------------

       1 for 2.5              3,235,328                 16,764,672
        1 for 3               2,696,106                 17,303,894
        1 for 4               2,022,080                 17,977,920


     At the Effective Date, each share of the Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock"), will be reclassified as and changed into the appropriate number of shares of Common Stock, par value $.01 per share (the "New Common Stock"). Shortly after the Effective Date, the Company will send transmittal forms to the holders of Old Common Stock to be used in forwarding their certificates formerly representing shares of Old Common Stock for surrender and exchange for certificates representing whole shares of New Common Stock.

VOTE  REQUIRED  FOR  APPROVAL

     The affirmative vote of holders of at least the majority of the outstanding shares of Common Stock is required in order to approve this Proposal 3. Therefore, failure to vote has the same effect as a negative vote. Accordingly, if stockholders are in favor of this Proposal 3 and do not vote their shares in favor of this Proposal 3, either in person or by proxy, such stockholders will have effectively voted against the Proposal. If approved, this Proposal 3 will be effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of Delaware, which is expected to occur sometime during fiscal 1999.

     THE  BOARD OF DIRECTORS RECOMMENDS A VOTE  FOR  THE REVERSE STOCK SPLITS.


PROPOSAL  4:    REMOVAL  OF  RESTRICTIONS  ON  TRANSFER  OF  STOCK

     The Board has approved the submission to the shareholders of a proposal to repeal Article Eleventh from the Company's Certificate of Incorporation, subject to the subsequent approval by the Board prior to effectiveness. Article Eleventh contains certain restrictions upon the transfer of the Company's stock, including Common Stock and other stock having voting rights, which was adopted by the Company in 1992 to help protect the Company from transfers of stock which could cause a reduction in the Company's ability to utilize federal net operating loss carryforwards ("NOLs"), which were approximately $62 million at June 30, 1998. Section 382 of the Internal Revenue Code of 1986, as amended, provides that if an "ownership change" occurs with respect to the Company, the ability to use NOLs to offset future taxable income of the Company is limited annually to the product of the value of the Company immediately prior to the ownership change times the long-term tax exempt rate determined by the Treasury Department (5.15% in June 1998). Assuming that the Company did become subject to the annual limitation, based upon the Company's market capitalization at August 14, 1998 and the long-term tax exempt rate currently in effect, the future use of the remaining NOLs would be limited to approximately $325,000 per year.

     Notwithstanding the negative impact that an ownership change would have on the Company's future ability to utilize NOLs, the Board of Directors believes that it may be more beneficial to the Company at some time in the future to allow shareholders to freely transfer their shares of Common Stock without the restrictions provided by Article Eleventh of the Certificate of Incorporation. Therefore, the Board has recommended that the shareholders approve the repeal of Article Eleventh, subject to subsequent approval by the Board prior to the filing of an amendment to the Company's Certificate of Incorporation which would effect the repeal. The Board may, in its discretion, elect not to file the amendment to repeal Article Eleventh if the Board determines it is more beneficial to retain the restrictions on transfer.

VOTE  REQUIRED  FOR  APPROVAL

     The affirmative vote of holders of at least the majority of the outstanding shares of Common Stock is required in order to approve this Proposal 4. Therefore, failure to vote has the same effect as a negative vote. Accordingly, if stockholders are in favor of this Proposal 4 and do not vote their shares in favor of this Proposal 4, either in person or by proxy, such stockholders will have effectively voted against the Proposal. If approved, this Proposal 4 will be effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of Delaware, which is expected to follow shortly after the approval, if at all, of this Proposal 4.

     THE  BOARD  OF  DIRECTORS  RECOMMENDS  A VOTE  FOR  THE REPEAL OF ARTICLE
ELEVENTH  OF  THE  CERTIFICATE  OF  INCORPORATION  CONTAINING  RESTRICTIONS ON
TRANSFER  OF  THE  COMPANY'S  STOCK.


                                 OTHER MATTERS

     The Board of Directors of the Company knows of no other matters to be presented at the annual meeting other than those described above. However, if any other matters properly come before the meeting, it is intended that any shares voted by proxy will be voted in the discretion of the Board of Directors.


                             STOCKHOLDER PROPOSALS

     In accordance with the rules of the Securities and Exchange Commission ("SEC"), any proposal of a stockholder intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company, to the attention of the Secretary, 1880 Industrial Circle, Suite F, Longmont, Colorado 80501, by May 17, 1999, in the form and subject to the other requirements of the applicable rules of the SEC, in order for the proposal to be considered for inclusion in the Company's notice of meeting, proxy statement and proxy relating to the 1999 Annual Meeting. The Company's management proxies may exercise their discretionary voting authority, without any discussion of the proposal in the Company's proxy materials, for any proposal which is received by the Company after July 31, 1999.


                     ANNUAL REPORT - FINANCIAL STATEMENTS

     A copy of the Company's 1998 Annual Report on Form 10-KSB, including financial statements for years ended June 30, 1998 and 1997, is being mailed to all stockholders herewith. The Form 10-KSB is not to be regarded as proxy solicitation material or as a communication by means of which any solicitation is to be made.


                                   By  order  of  the  Board  of  Directors




                                   Marjorie  A.  Cogan
                                   Secretary



 Dated:          September  16,  1998

APPENDIX  TO  PROXY  STATEMENT
FORM  OF  PROXY



                        PROXY SOLICITED ON BEHALF OF THE
                        BOARD OF DIRECTORS OF NBI, INC.

                     For Annual Meeting on October 14, 1998


     The undersigned hereby appoints Marjorie A. Cogan and Jay H. Lustig, or either of them, attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of capital stock of NBI, Inc. (the "Company") held of record by the undersigned on August 17, 1998, at the Annual Meeting of Stockholders of NBI, Inc., to be held at the Belle Vernon Holiday Inn, I-70 and Highway 51, Belle Vernon, Pennsylvania, on Wednesday, October 14, 1998, at 4:30 p.m. Eastern Time, and at any adjournment or postponement thereof. The undersigned hereby revokes any proxy or proxies heretofore given in respect to the same shares of stock.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED WITH RESPECT TO PROPOSALS 1, 2, 3, AND 4. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR SUCH PROPOSALS, AND SUCH SHARES WILL BE VOTED IN THE DISCRETION OF THE BOARD OF DIRECTORS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

TO ENSURE A QUORUM, YOU ARE URGED TO DATE AND SIGN THIS PROXY ON THE LINE PROVIDED AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                            SEE REVERSE
                                                                SIDE

   X    Please  Mark  votes  as  in  this  example
----


The  Board  of  Directors  recommends  a  VOTE  FOR  proposals 1, 2, 3, and 4.

1.  Election  of  Directors

Nominees:    Jay  H.  Lustig  and  Martin  J.  Noonan.


  For  Both  Nominees

  Withheld  From  Both
    Nominees

   For  all  nominees
    except  as  noted  above


2.  Authorization of issuance of up to five million shares of preferred stock.

       For

      Against

      Withheld


3. Authorization of a reverse stock split of either 1 for 2.5, 1 for 3, or 1 for 4 shares, at the discretion of the Board of Directors.

      For

     Against

     Withheld


4. Authorization of elimination of Article Eleventh of the Certificate of Incorporation regarding certain restrictions on transfers of stock.

     For

     Against

     Withheld


5. In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.


                                   MARK HERE
                                  FOR ADDRESS
                                   CHANGE AND
                              NOTE AT LEFT  _____

 Please sign as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature  Date

Signature  Date